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Exhibit 10.5
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Confidential

Mr. Andrew G. Morgan, Jr.
1478 Sweet Bottom Circle
Marietta, GA  30064

Ref: Agreement and General Release

Dear Gil:

         We are in agreement that it is in our mutual best interests to end our relationship. Accordingly, World Airways, Inc., its parent corporation, affiliates, subsidiaries, divisions, successors and assigns and the current and former employees, officers, directors and agents thereof (collectively referred to throughout this Agreement as "Employer") and Andrew Gilbert Morgan, Jr., 1478 Sweet Bottom Circle, Marietta, GA 30064, his heirs, executors, administrators, successors and assigns (collectively referred to throughout this Agreement as "Employee") agree:

         1.  Last Day of Employment. Employee's last day of employment with
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Employer is January 7, 2002. All of your Company issued property must be collected immediately. This includes but is not limited to the following:

             World Airways ID,
             HLH Building access card,
             Laptop computer,
             Cellular phone,
             Palm Pilot,
             American Express card,
             Executive travel passes, and
             Any UATP cards.

         All outstanding expense reports must be submitted by the close of business Friday, January 18, 2002, to be considered for payment.

         2.  Consideration. In consideration for signing this Agreement and
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General Release and compliance with the promises made herein, Employer agrees:

         (a) To make payments (deliverable by certified mail or courier) totaling $450,000.00, less lawful deductions, as follows: After the execution of this Agreement and General Release and within two business days after receipt of a letter from Employee in the form attached as Exhibit "A" (deliverable by certified mail or courier), one lump sum payment in the amount of $250,000.00 payable by World Airways, Inc., check to Andrew G. Morgan, Jr.; And, on or before the one year anniversary of the execution of this Agreement and General Release, one lump sum payment in the amount of $100,000.00 payable by World Airways, Inc., check to Andrew G. Morgan, Jr.; And, on or before the two year anniversary of the execution of this Agreement and General Release, one lump sum payment in the amount of $100,000.00 payable by World Airways, Inc., check to Andrew G. Morgan, Jr. These payments shall be considered settlement of, inter alia, Employee wage claims but shall not be considered compensation for purposes of Employer's 401(k) plan.; and

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         (b) Employee's insurance benefits will continue until January 31, 2002.
Thereafter, by paying the applicable employee contribution, Employee will participate in Employer's health and other insurance benefit programs for a period of one year from the date of Employee's termination, or until Employee obtains comparable coverage, whichever is earlier. Thereafter, Employee shall be entitled to elect to continue such coverage under COBRA, at his own expense. Employee agrees that if he should replace the health benefits provided hereunder, he shall notify Employer that the coverage has been replaced within ten days of obtaining such new coverage.

         3.  Options. All  unexercised  stock  options  shall  be  governed
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according  to the  terms of the  previously  executedagreements between Employer and Employee.

         4.  Revocation. Employee may revoke this Agreement and General Release
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for a period of seven (7) days following the day he executes this Agreement and
General release. Any revocation within this period must be submitted in writing to Cindy M. Swinson and state, "I hereby revoke my acceptance of our Agreement and General Release." The revocation must be personally delivered to Cindy M. Swinson or her designee, or mailed to Cindy M. Swinson and postmarked within seven (7) days of execution of this Agreement and General Release. This Agreement and General Release shall not become effective or enforceable until the revocation period has expired. If the last day of the revocation period is a Saturday, Sunday or legal holiday in Georgia, then the revocation period shall not expire until the next following day which is not a Saturday, Sunday or legal holiday.

         5.  No Consideration Absent Execution of this Agreement. Employee
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understands and agrees that he would not receive all the monies and/or benefits specified in paragraph "2" above except for his execution of this Agreement and General Release and the fulfillment of the promises contained herein.

         6.  General Release of Claim.
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         (a) Employer hereby knowingly and voluntarily releases and forever discharges Employee of and from any and all claims, known and unknown, which against Employee, Employer has or may have as of the date of execution of this Agreement and General Release.

         (b) Employee knowingly and voluntarily releases and forever discharges Employer of and from any and all claims, known and unknown, which against Employer, Employee has or may have as of the date of execution of this Agreement and General Release. However, this Agreement and General Release of claims shall not invalidate D&O coverage provided to Employee covering his services for Employer during his employment. This Agreement and General Release of claims includes, but is not limited to, any alleged violation of:

         .    The National Labor Relations Act, as amended;
         .    Title VII of the Civil Rights Act of 1964, as amended;
         .    The Civil Rights Act of 1991;
         .    Sections 1981 through 1988 of Title 42 of the United States Code, as amended;
         .    The Employee Retirement Income Security Act of 1974, as amended;
         .    The Immigration Reform and Control Act, as amended;
         .    The Americans with Disabilities Act of 1990, as amended;
         .    The Workers Adjustment and Retraining Notification Act, as
              amended;
         .    The Occupational Safety and Health Act, as amended;
         .    The Family and Medical Leave Act of 1993;
         .    The Georgia Civil Rights Act, as amended;

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         .    The Georgia Minimum Wage Law, as amended;
         .    Equal Pay Law for Georgia, as amended;
         .    Any other federal, state or local civil or human rights law or any other local, state or federal law, regulation or ordinance;
         .    Any public policy, contract, tort, or common law; or
         .    Any allegation for costs, fees, or other expenses including attorneys' fees incurred in these matters.

         (c) The general releases contained in Paragraphs 6 and 7 shall not bar any action, charge or complaint by one party against the other party for breach of this Agreement and General Release or to specifically enforce any of the rights to which either party is entitled hereunder.

         7.  No Claims Permitted. Except for any breach of this Agreement and
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General Release, Employee waives his right to file any charge or complaint against Employer arising out of his employment with or separation from Employer before any federal, state or local court or any state or local administrative agency, except where such waivers are prohibited by law. This Agreement, however, does not prevent Employee from filing a charge with the Equal Employment Opportunity Commission, any other federal government agency, and/or any government agency concerning claims of discrimination, although Employee waives his right to recover any damages or other relief in any claim or suit brought by or through the Equal Employment Opportunity Commission or any other state or local agency on behalf of Employee under Title VII of the Civil Rights Act of 1964 as amended, the Americans with Disabilities Act, or any other federal or state discrimination law, except where such waivers are prohibited by law.

         8.  Affirmations. Each party to this Agreement and General Release
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affirms that it has not filed, has not caused to be filed and is not presently a party to, any claim, complaint, or action against the other party in any forum or form. Employee further affirms he has no known workplace injuries. The parties acknowledge that, because of irreconcilable differences regarding company policy, Employee agrees not to apply for employment in the future with Employer.

         9.  Confidentiality.  In addition to the confidentiality provisions
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contained in other agreements  previously  executed between Employer and
Employee,

         (a) The parties agree not to disclose any information regarding the circumstances surrounding the cessation of his employment, or the existence, terms, or conditions of this Agreement and General Release, to any person or entity whatsoever, including without limitation, any members of the media (including, but not limited to, print journalists, newspapers, radio, television, cable, satellite programs, or Internet media) or any Internet web page or "chat room," or any other entity or person, with the exception of Employee's spouse, accountant, tax advisor, and/or attorneys. Notwithstanding the aforementioned provision, nothing herein shall preclude Employee from divulging any information to any agency of the federal, state, or local government pursuant to an official request by such government agency or pursuant to court order.

         (b) Employee agrees to maintain absolute confidentiality and secrecy concerning confidential and/or proprietary information obtained from Employer during the course of employment with Employer. Such information includes, but is not limited to, any client list, donor list, contribution list, or information contained therein, or any financial, corporate, or other confidential or proprietary information of or regarding Employer or any of its clients, donors, suppliers, vendors, or other persons or entities having a business relationship with Employer. Employee represents that he does not have possession, custody, or control of any written or electronic information or materials obtained or derived from Employer.

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         (c) Employer agrees that when references are requested, it will disclose only neutral or favorable information, including but not limited to Employee's dates of employment and job title.

         10. Governing Law and Interpretation.
             --------------------------------
         (a) This Agreement and General Release shall be governed and conformed in accordance with the laws of the State of Georgia. In the event that either party breaches any provision of this Agreement and General Release, Employee and Employer affirm either may institute an action to specifically enforce any term or terms of this Agreement and General Release. Should any provision of this Agreement and General Release be declared illegal or unenforceable by any court of competent jurisdiction and cannot be modified to be enforceable, excluding the general release language, such provision shall immediately become null and void, leaving the remainder of this Agreement and General Release in full force and effect. Nothing herein, however, shall operate to void or nullify any general release language contained in the Agreement and General Release.

         (b) In the event of any Change of Control (as defined by paragraph 5(g) of the June 1999 Employment Agreement), a claim of bankruptcy or insolvency by or against Employer, a default by Employer in making any payment to Employee under this Agreement and General Release within five days of the day on which such payment was due, and any material breach of this Agreement and General release by Employer, Employer agrees that all amounts owed to Employee hereunder shall become due and payable immediately after Employee gives written notice to Employer and Employer fails to cure within three business days.

         11. Non-admission of Wrongdoing. Employee and Employer agree that
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neither this Agreement and General Release nor the tendering or acceptance of the consideration for this Release shall be deemed or construed at any time for any purpose as an admission by Employer or Employee of any liability or unlawful conduct of any kind.

         12. Amendment.  This Agreement and General Release may not be
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modified, altered or changed except upon express written consentof both parties wherein specific reference is made to this Agreement and General Release.

         13. Entire Agreement. As to the terms and provisions specifically
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addressed herein, this Agreement and General Release sets forth the entire agreement between the parties hereto and fully supersedes any prior agreements or understandings between the parties. All other terms and conditions governing the rights and obligations of the parties shall be governed by Employer's policies and procedures or such other written agreements as may have been executed between Employer and Employee. Each party acknowledges that they are not relying upon any representations, promises, or agreements of any kind by the other party in connection with their decision to accept this Agreement and General Release, except for those set forth herein.

         EMPLOYEE HAS BEEN ADVISED HE HAS UP TO TWENTY-ONE (21) CALENDAR DAYS TO REVIEW THIS AGREEMENT AND GENERAL RELEASE AND HAS BEEN ADVISED IN WRITING TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTION OF THIS AGREEMENT AND GENERAL RELEASE.

         HAVING ELECTED TO EXECUTE THIS AGREEMENT AND GENERAL RELEASE, TO FULFILL THE PROMISES SET FORTH HEREIN, AND TO RECEIVE THE SUMS AND BENEFITS IN PARAGRAPH "2" ABOVE, EMPLOYEE FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, ENTERS INTO THIS AGREEMENT AND GENERAL RELEASE INTENDING TO WAIVE, SETTLE AND RELEASE ALL CLAIMS HE HAS OR MIGHT HAVE AGAINST EMPLOYER.

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         IN WITNESS WHEREOF, the parties hereto knowingly and voluntarily executed this Agreement and General Release as of the date set forth below.

         WORLD AIRWAYS, INC.                        EMPLOYEE

         By: _______________________________        ___________________________
         Hollis L. Harris                           Andrew G. Morgan, Jr.
         Chairman & Chief Executive Officer
         Date:                                      Date: